As filed with the Securities and Exchange Commission on May 29, 1998
                                              Registration No. 333-
                                                                   ------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ---------------------------------------


                           ROCK FINANCIAL CORPORATION
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

             Michigan                                         38-2603955
-----------------------------------                    ------------------------
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)

       30600 Telegraph Road, Fourth Floor
            Bingham Farms,  Michigan                             48025
            ------------------------                      ------------------
  (Address of Principal Executive Offices)                    (Zip Code)

                 AMENDED AND RESTATED ROCK FINANCIAL CORPORATION
                             1996 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                 Daniel Gilbert
                Chairman of the Board and Chief Executive Officer
                           Rock Financial Corporation
                       30600 Telegraph Road, Fourth Floor
                          Bingham Farms, Michigan 48025
                          -----------------------------
                     (Name and address of agent for service)

                                 (248) 540-8000
   -----------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                               Proposed
                                                       Proposed                 maximum
   Title of securities        Amount to be         maximum offering       aggregate offering          Amount of
    to be registered           registered           price per share              price            registration fee
---------------------------------------------------------------------------------------------------------------------
Common Shares (1)         1,908,184 shares          $4.68     (2)           $8,930,301.12
---------------------------------------------------------------------------------------------------------------------
Common Shares               184,000 shares          $7.00     (2)           $1,288,000.00
---------------------------------------------------------------------------------------------------------------------
Common Shares               888,500 shares          $10.00    (2)           $8,885,000.00
---------------------------------------------------------------------------------------------------------------------
Common Shares             1,189,316 shares          $11.21875 (3)          $13,342,638.88
---------------------------------------------------------------------------------------------------------------------
     Total                4,170,000 shares                                 $32,445,940.00          $9,571.55
=====================================================================================================================

(1)      $0.01 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price of the options.
(3) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares, as quoted on The Nasdaq National Market, on May 26, 1998.

                            Page -1- of -10- Pages
                         Exhibit Index is on Page -8-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. The Prospectus dated May 1, 1998 (the "IPO Prospectus"), of Rock Financial Corporation (the "Registrant"), in connection with the Registrant's Registration Statement on Form S-1 (file no. 333-46885) effective May 1, 1998 (the "Registration Statement on Form S-1"), as filed with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b) under the Securities Act of 1993, as amended (the "Securities Act").

         2. The description of the Registrant's Common Shares included in the IPO Prospectus, in connection with the Registration Statement on Form S-1, under the caption "Description of Capital Stock" on pages 72 through 74 of the IPO Prospectus and incorporated by reference into the Registrant's Registration Statement on Form 8-A effective May 1, 1998 and filed with the Commission pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors for breaches of their fiduciary duties. The Restated Articles of Incorporation of the Registrant so limit the liability of directors. The Registrant's Amended and Restated Bylaws also provide for indemnification of directors and officers.

         The Restated Articles of Incorporation limit director liability to the maximum extent permitted by Michigan law. Michigan law allows the articles of incorporation of a Michigan corporation to contain a provision eliminating or limiting a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for liability for specified acts. These provisions, however, do not affect liability under the Securities Act.

         The Michigan Business Corporation Act authorizes a corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Registrant's Amended and Restated Bylaws relating to indemnification of directors and executive officers generally provide that directors and executive officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a director or executive officer. These obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act.

         In addition, the Registrant has obtained directors' and officers' liability insurance. The policy provides for $10,000,000 in coverage, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Restated Articles of Incorporation of Rock Financial Corporation, incorporated by reference to Exhibit 3(i) to the Registration Statement on Form S-1 (file no. 333-46885), filed with the Commission on February 25, 1998.

     4.2 Amended and Restated Bylaws of Rock Financial Corporation, incorporated by reference to Exhibit 3(ii) to the Registration Statement on Form S-1 (file no. 333-46885), filed with the Commission on February 25, 1998.

     5.1      Opinion of Honigman Miller Schwartz and Cohn.

     23.1     Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

     24.1 Powers of Attorney (included after the signature of the Registrant contained on page -6- of this Registration Statement).

     99.1 Amended and Restated Rock Financial Corporation 1996 Stock Option Plan, incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (file no. 333-46885), filed with the Commission on February 25, 1998.

     99.2 Form of Stock Option Agreements, granted under the 1996 Stock Option Plan, incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (file no. 333-46885), filed with the Commission on February 25, 1998.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The financial statements incorporated in this Registration Statement and in the prospectus related to this Registration Statement by reference have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is incorporated in this Registration Statement and such prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bingham Farms, State of Michigan, on May 27, 1998.

                                        ROCK FINANCIAL CORPORATION


                                        By:  /s/ DANIEL GILBERT
                                             -----------------------------------
                                                 Daniel Gilbert
                                                 Chairman of the Board and Chief
                                                 Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of ROCK FINANCIAL CORPORATION, a Michigan corporation (the "Registrant"), hereby constitutes and appoints Daniel Gilbert, Richard Chyette and Frank E. Plenskofski, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant's Common Shares, par value $0.01 a share, pursuant to the Amended and Restated Rock Financial Corporation 1996 Stock Option Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                         Title                                   Date
           ---------                                         -----                                   ----

/s/ DANIEL GILBERT                                     Chairman of the Board,                    May 27, 1998
------------------------------------            Chief Executive Officer and Director
     Daniel Gilbert                                 (Principal Executive Officer)



/s/ FRANK E. PLENSKOFSKI                              Chief Financial Officer                    May 27, 1998
------------------------------------              (Principal Financial Officer and
     Frank E. Plenskofski                           Principal Accounting Officer)



/s/ STEVEN M. STONE                                           Director                           May 27, 1998
------------------------------------
     Steven M. Stone


/s/ GARY L. GILBERT                                           Director                           May 27, 1998
------------------------------------
     Gary L. Gilbert


/s/ DAVID A. BRANDON                                          Director                           May 27, 1998
------------------------------------
     David A. Brandon


/s/ DAVID KATZMAN                                             Director                           May 27, 1998
------------------------------------
     David Katzman


/s/ ROBERT V. SCHECHTER                                       Director                           May 27, 1998
------------------------------------
     Robert V. Schechter

                                       -7-

                                INDEX TO EXHIBITS




Exhibit
Number                             Description                                            Page
-------                            -----------                                            ----
4.1                        Restated Articles of Incorporation of Rock Financial            N/A
                           Corporation, incorporated by reference to Exhibit
                           3(i) to the Registration Statement on Form S-1 (file
                           no. 333-46885), filed with the Commission on February
                           25, 1998.

4.2                        Amended and Restated Bylaws of Rock Financial                   N/A
                           Corporation, incorporated by reference to Exhibit
                           3(ii) to the Registration Statement on Form S-1 (file
                           no. 333-46885), filed with the Commission on February
                           25, 1998.

5.1                        Opinion of Honigman Miller Schwartz and Cohn.                     9

23.1                       Consent of KPMG Peat Marwick LLP.                                10

23.2                       Consent of Honigman Miller Schwartz and Cohn                      9
                           (included in the opinion filed as Exhibit 5.1 to this
                           Registration Statement).

24.1                       Powers of Attorney (included after the signature of               6
                           the Registrant contained on page 6 of this
                           Registration Statement).

99.1                       Amended and Restated Rock Financial Corporation 1996            N/A
                           Stock Option Plan incorporated by reference to
                           Exhibit 10.1 to the Registration Statement on Form
                           S-1 (file no. 333-46885), filed with the Commission
                           on February 25, 1998.

99.2                       Form of Stock Option Agreement, granted under                   N/A
                           the 1996 Stock Option Plan, incorporated by reference
                           to Exhibit 10.2 to the Registration Statement (file
                           no. 333-46885), filed with the Commission on February
                           25, 1998.



                                       -8-